UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Shares of Equity Securities

In connection with the appointment of Ambassador Ned L. Siegel to the board of directors of VeriTeQ Corporation, (the “Company”), on June 17, 2014, as more fully discussed in Item 5.02 below, the Company issued 650,000 shares of restricted common stock to Ambassador Siegel, the terms of which are described in Item 5.02. The Company has relied upon the exemption from registration for private placements of securities set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2014, Ambassador Siegel was elected to the board of directors of the Company. Ambassador Siegel, age 62, has served as President of The Siegel Group, Inc. a real estate development, management services and consulting company since September 1977. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. He received a Bachelors of Administration from the University of Connecticut in 1973 and JD from the Dickinson School of Law in 1976. Ambassador Siegel also serves on the board of directors of PositiveID Corporation., HealthWarehouse.com, Inc. and Medbox, Inc. Ambassador Siegel's managerial experience and contacts with government agencies qualifies him to serve on the Company's board of directors. In connection with his appointment to the Company’s board of directors, Ambassador Siegel was issued 650,000 restricted shares of the Company’s common stock. The restricted stock vests 150,000 on January 2, 2015 and 500,000 on January 3, 2016.

On June 17, 2014, Michael E. Krawitz resigned from the Company’s board of directors. Mr. Krawitz will continue to serve as the Company’s Chief Legal and Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	99.1	Press Release Announcing the Appointment of Ambassador Siegel to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: June 19, 2014	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release Announcing the Appointment of Ambassador Siegel to the Company’s Board of Directors.